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                                                                     EXHIBIT 2.1




















                            STOCK PURCHASE AGREEMENT



                          DATED: AS OF DECEMBER 1, 1997



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                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement"), effective December 1, 1997, is by and among VISION TWENTY-ONE, INC., a Florida corporation (the "Purchaser"), MEC Health Care, Inc. ("MEC"), a Maryland corporation, LSI Acquisition, Inc. ("LSI"), a New Jersey corporation (collectively the "Acquired Companies") and LaserSight Incorporated, a Delaware corporation (the "Stockholder").

                                 R E C I T A L S

         A. Stockholder owns all of the issued and outstanding shares of capital stock of the Acquired Companies.

         B. Purchaser desires to purchase from the Stockholder, and the Stockholder desires to sell to Purchaser, all of the issued and outstanding capital stock of the Acquired Companies, pursuant to and in accordance with this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  1.1. AAA. The term "AAA" shall mean the American Arbitration Association.

                  1.2. Accounts Receivable. The term "Accounts Receivable" shall have the meaning set forth in Section 3.35.

                  1.3. Affiliate. The term "Affiliate" with respect to any person or entity shall mean a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person or entity.

                  1.4. Assets. The term "Assets" shall mean all of the assets of the Acquired Companies, except as otherwise provided in this Agreement.

                  1.5. Business. The term "Business" shall have the meaning set forth in Section 16.1(b)(i).

                  1.6. Cash Compensation. The term "Cash Compensation" shall have the meaning set forth in Section 3.11(a).

                  1.7. Claim Notice. The term "Claim Notice" shall have the meaning set forth in Section 14.3(a).

                  1.8. Closing. The term "Closing" shall mean the consummation of the


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transactions contemplated by this Agreement.

                  1.9. Closing Date. The term "Closing Date" shall mean December 30, 1997, or such other date as mutually agreed upon by the parties.

                  1.10. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.11. Commitments. The term "Commitments" shall have the meaning set forth in Section 3.16(a).

                  1.12. Common Stock. The term "Common Stock" shall mean the common stock, par value $.01 per share, of Purchaser.

                  1.13. Company. The term "Company" shall also mean the "Acquired Companies."

                  1.14. Company Balance Sheet Date. The term "Company Balance Sheet Date" shall have the meaning set forth in Section 3.9.

                  1.15. Company Common Stock. The term "Company Common Stock" shall mean the common stock of the Acquired Companies.

                  1.16. Compensation Plans. The term "Compensation Plans" shall have the meaning set forth in Section 3.11(b).

                  1.17. Competing Business. The term "Competing Business" shall have the meaning set forth in Section 16.1(b)(ii).

                  1.18. Competitor. The term "Competitor" shall mean any person or entity which, individually or jointly with others, whether for its own account or for that of any other person or entity, owns or holds any ownership or voting interest in any person or entity engaged in the business of providing management services to eye care professionals and of providing managed care services to health maintenance organizations, preferred provider organizations and other third party payor entities.

                  1.19. Controlled Group. The term "Controlled Group" shall have the meaning set forth in Section 3.12(g).

                  1.20. Damages. The term "Damages" shall have the meaning set forth in Section 14.1.

                  1.21. Effective Date. The term "Effective Date" shall mean 12:01 a.m. on December 1, 1997.

                  1.22. Election Period. The term "Election Period" shall have the meaning set forth in Section 14.3(a).



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                  1.23.    Employee Benefit Plans. The term "Employee Benefit
Plans" shall have the meaning set forth in Section 3.12(a).

                  1.24. Employee Policies and Procedures. The term "Employee Policies and Procedures" shall have the meaning set forth in Section 3.11(d).

                  1.25. Employment Agreements. The term "Employment Agreements" shall have the meaning set forth in Section 3.11(c).

                  1.26. Environmental Damages. The term "Environmental Damages" shall mean all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of:

                           (i)      the existence prior to the Closing Date of
Hazardous Material upon, about, beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property; or

                           (ii)     the release or threatened release of
Hazardous Material upon, about, beneath Off-Site Locations or the existence of a violation of Environmental Requirements pertaining to the Off-Site Location for which the Seller or the Seller is a potentially responsible party regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property.

                  1.27. Environmental Requirements. The term "Environmental Requirements" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment.

                  1.28. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  1.29. Escrow Agent. The term "Escrow Agent" shall mean Shumaker, Loop & Kendrick, LLP, an Ohio professional limited liability partnership.

                  1.30. Escrow Agreement. The term "Escrow Agreement" shall mean any Escrow Agreement entered into among the Stockholder, Purchaser and the Escrow Agent at the Closing.



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                  1.31.    Exchange Act. The term "Exchange Act" shall mean the
Securities Exchange Act of 1934, as amended.

                  1.32. Financial Statements. The term "Financial Statements" shall have the meaning set forth in Section 3.9.

                  1.33. GAAP. The term "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis with prior periods, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of the determination.

                  1.34. Governmental Authority. The term "Governmental Authority" shall mean any national, state, provincial, local or tribunal governmental, judicial or administrative authority or agency.

                  1.35. Hazardous Material. The term "Hazardous Material" shall mean any substance:

                           (i)      the presence of which requires investigation
or remediation under any Environmental Requirement; or

                           (ii)     which is defined as a "solid waste,"
"hazardous waste," "hazardous substance," "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.); or

                           (iii)    the presence of which, under any
Environmental Requirement poses a hazard to the health or safety of persons on or about the Property; or

                           (iv)     which contains petroleum, including crude
oil or any fraction thereof.

                  1.36. Indemnified Party. The term "Indemnified Party" shall have the meaning set forth in Section 14.3(a).

                  1.37. Indemnifying Party. The term "Indemnifying Party" shall have the meaning set forth in Section 14.3(a).

                  1.38. Indemnity Notice. The term "Indemnity Notice" shall have the meaning set forth in Section 14.3(d).



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                  1.39.    Insurance Policies. The term "Insurance Policies"
shall have the meaning set forth in Section 3.17.

                  1.40. IRS. The term "IRS" shall mean the Internal Revenue Service.

                  1.41. Material Adverse Effect. The term "Material Adverse Effect" shall mean a material adverse effect on the Assets and the Acquired Companies' business, operations, condition (financial or otherwise) or results of operations, taken as a whole, considering all relevant facts and circumstances.

                  1.42. Off-Site Location. The term "Off-Site Location" shall mean any site or facility to which Hazardous Material generated on the Property prior to the Closing Date was transported for recycling, reuse, treatment, storage or disposal.

                  1.43. Permitted Encumbrances. The term "Permitted Encumbrances" shall have the meaning set forth in Section 3.14(b).

                  1.44. Property. The term "Property" shall mean all real property owned, leased or used by the Acquired Companies.

                  1.45. Proposed Stock Purchase Consideration Adjustment. The term "Proposed Stock Purchase Consideration Adjustment" shall have the meaning set forth in Section 2.5.

                  1.46. Proprietary Rights. The term "Proprietary Rights" shall have the meaning set forth in Section 3.18.

                  1.47. SEC. The term "SEC" shall mean the Securities and Exchange Commission.

                  1.48. Securities. The term "Securities" shall mean the shares of Common Stock of Purchaser to be delivered to the Stockholder and the Escrow Agent at the Closing.

                  1.49. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

                  1.50. Stock. The term "Stock" shall have the meaning set forth in Section 2.1.

                  1.51. Stock Distribution Agreement. The term "Stock Distribution Agreement" shall mean the Stock Distribution Agreement entered into between the Stockholder and the Purchaser.

                  1.52.    Stock Purchase Consideration. The term "Stock
Purchase



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Consideration" shall mean the consideration set forth in Section 2.3 of this
Agreement.

                  1.53. Stock Purchase Consideration Adjustment Amount. The term "Stock Purchase Consideration Adjustment Amount" shall have the meaning set forth in Section 2.5(a).

                  1.54. Subsidiaries. The term "Subsidiaries" shall mean the subsidiaries, if any, of the Acquired Companies identified on Schedule 3.2.

                  1.55. Tax Returns. The term "Tax Returns" shall have the meaning set forth in Section 3.19.

                  1.56. Third Party Claim. The term "Third Party Claim" shall have the meaning set forth in Section 14.3(a).

         2.       PURCHASE AND SALE OF STOCK.

                  2.1. Purchase of Stock. Upon and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase and accept delivery from the Stockholder of, and the Stockholder agrees to sell, assign, transfer and deliver to Purchaser, at the Closing, all of the issued and outstanding shares of common stock of the Acquired Companies (collectively, the "Stock"), free and clear of all liens, pledges, security interests, claims, charges, restrictions, equities or encumbrances of any kind whatsoever.

                  2.2. The Closing. The Closing shall take place on the Closing Date at the offices of Shumaker, Loop & Kendrick, LLP, 101 E. Kennedy Boulevard, Suite 2800, Tampa, Florida 33602 or at such other location as the parties shall mutually agree.

                  2.3. Stock Purchase Consideration. As consideration for the Stock, Purchaser, at the Closing, shall pay to the Stockholder, the aggregate sum of Thirteen Million Dollars ($13,000,000) (the "Stock Purchase Consideration"), subject to adjustment as set forth in Section 2.5, in the following manner:

                           a.       Cash. The sum of Six Million Five Hundred
Thousand Dollars ($6,500,000) shall be delivered to the Stockholder by wire transfer of immediately available funds to such account or accounts as shall be designated by the Stockholder prior to Closing.

                           b.       Common Stock. Eight Hundred Twelve Thousand
Five Hundred (812,500) shares of Common Stock which shares shall be subject to the terms of the Stock Distribution Agreement and the Escrow Agreement.

                           c.       Additional Shares. Within five business days
of the Closing Date, the Purchaser shall deliver to the Stockholder such additional positive number of shares of Common Stock (the "Additional Shares") equal to the difference between (i) that number of shares equal to Six Million Five Hundred Thousand Dollars ($6,500,000)



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divided by the average closing price, as quoted on the NASDAQ National Market
System, for the five business days immediately preceding the Closing Date (the "Valuation Price") less (ii) 812,500. The Additional Shares shall be subject to the terms of the Stock Distribution Agreement.

                  2.4. Fractional Shares. Notwithstanding any other provision herein, no fractional shares of Common Stock will be issued. Fractional shares shall be rounded down to the nearest whole number of shares.

                  2.5.     Stock Purchase Consideration Adjustments.

                           a.       A portion of the Common Stock component of
Stock Purchase Consideration consisting of One Hundred Twenty-Five Thousand (125,000) shares of Common Stock, plus such additional positive number of shares of Common Stock equal to the difference between (i) that number of shares equal to One Million Dollars ($1,000,000) divided by the Valuation Price less (ii) 125,000 (collectively, the "Adjustment Shares") shall be subject to the Escrow Agreement and to adjustment on a dollar for dollar basis as follows (such adjustment to be referred to as the "Stock Purchase Consideration Adjustment Amount"):

                                    (i)      Shareholder shall return to
Purchaser that number of Adjustment Shares equal to the December Operating Results (as defined herein) divided by the Valuation Price. For purposes hereof, "December Operating Results" shall mean the sum of the operating profits of the Acquired Companies for the month of December 1997 (which shall be calculated in accordance with GAAP, consistently applied and in accordance with the Stockholder's past practices, excluding amortization of goodwill), the total of which shall be reduced by cash receipts from the month of December 1997 which were not utilized to reduce the Stockholder's revolving loan with Foothill Capital Corporation, provided that in no event will the adjustment contemplated by this Section 2.5(a)(i) result in the Purchaser having to issue any additional Common Stock; and

                                    (ii)     if the aggregate Net Working
Capital (as defined herein) of the Acquired Companies reflected on the Financial Statements as of the Company Balance Sheet Date (as defined in Section 3.9) is more negative than negative $180,000, then the Stockholder shall return to Purchaser that number of Adjustment Shares equal to the negative dollar amount in excess of $180,000 divided by the Valuation Price. For purposes hereof, Net Working Capital shall be calculated on an aggregate basis including LSI and MEC and is the total current assets of LSI and MEC reflected on the Financial Statements as of the Company Balance Sheet Date less the total current liabilities of LSI and MEC reflected on the Financial Statements as of the Company Balance Sheet Date;

                                    (iii)    if the aggregate Net Worth (as
defined herein) of the Acquired Companies reflected on the Financial Statements as of the Company Balance Sheet Date is less then zero, then the Stockholder shall return to Purchaser that number of Adjustment Shares equal to the amount less than zero divided by the Valuation Price.



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For purposes hereof, Net Worth shall be calculated on an aggregate basis including LSI and MEC and shall be as reflected on the Financial Statements as of the Company Balance Sheet Date; and

                                    (iv)     such other adjustments as the
Stockholder and the Purchaser shall mutually agree to in writing.

                           b.       Within ninety (90) days following the
Closing Date, the Stockholder shall present to the Purchaser its proposed Stock Purchase Consideration Adjustment Amount (the "Proposed Stock Purchase Consideration Adjustment") calculated in accordance with Section 2.5(a) hereof and consistent with historical practices and operations. The Purchaser shall, within thirty (30) days after the delivery by Stockholder of the Proposed Stock Purchase Consideration Adjustment, complete their review thereof. In the event that the Purchaser believes that the Proposed Stock Purchase Consideration Adjustment has not been prepared on the basis set forth above or otherwise contests any item set forth therein, the Purchaser shall, on or before the last day of such 30 day period, so object to Stockholder and Escrow Agent in writing, setting forth a specific description of the nature of the objection and the corresponding adjustments the Purchaser believes should be made. If no objection is received by Stockholder on or before the last day of such 30 day period, then the Proposed Stock Purchase Consideration Adjustment delivered by Stockholder shall be final. If an objection has been made and Stockholder and Purchaser are unable to resolve all of their disagreements with respect to the proposed adjustments within 15 days following the delivery of the Purchaser's objection, the dispute shall be submitted to arbitration as provided in Section 17.1 except that the arbitrator shall be instructed to deliver his determination of the number of Adjustment Shares to be delivered to the Stockholder to the parties and the Escrow Agent no later than 30 days after the arbitration hearing. If the Stockholder and the Purchaser are able to resolve any such disagreements, they shall jointly notify the Escrow Agent in writing as to the number of Adjustment Shares to be delivered to the Stockholder. Stockholder shall provide to the Purchaser and its accountants full access to all relevant books, records and work papers utilized in preparing the Proposed Stock Purchase Consideration Adjustment and the Financial Statements.

                  3. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANIES AND THE STOCKHOLDER. The Acquired Companies and the Stockholder, jointly and severally, represent and warrant to Purchaser that the following are true and correct on the date hereof, and shall be true and correct as of the Closing Date as if made on that date; when used in this Section 3, the term "best knowledge" (or words of similar import) shall mean such knowledge as shall have been obtained through due and diligent investigation by those individuals listed on Schedule 3:

                  3.1. Organization and Good Standing; Qualification. Each of the Acquired Companies and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the



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properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of the Acquired Companies and the subsidiaries is duly qualified and licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by the Acquired Companies or the subsidiaries or the practice of the businesses conducted by the Acquired Companies or the subsidiaries makes such qualification necessary or desirable, except where the failure to be so qualified would not have a Material Adverse Effect.

                  3.2. Subsidiaries. Except as set forth on Schedule 3.2, the Acquired Companies do not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity (each, a "Subsidiary").

                  3.3. Capitalization. The authorized capital stock of MEC and LSI consist, respectively, of 5,000 and 1,000 shares of Company Common Stock, of which 500 and 1,000 shares, respectively, are issued and outstanding. As of the Closing Date, the Stockholder owns all of the issued and outstanding Company Common Stock in the amounts set forth on Schedule 3.3, free and clear of all liens, pledges, restrictions, voting trusts or other security interests, encumbrances of any nature whatsoever. Each outstanding share of Company Common Stock has been legally and validly issued and is fully paid and nonassessable. No shares of Company Common Stock are owned by the Acquired Companies in treasury. No shares of Company Common Stock have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of the Stockholder. The Acquired Companies have no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the Stockholder on any matter.

                  3.4.     Transactions in Capital Stock. Except as set forth on
Schedule 3.4, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of the Acquired Companies, and no option, warrant, call, conversion right or commitment of any kind exists which obligates the Acquired Companies to issue any of its authorized but unissued capital stock. Except as set forth on Schedule 3.4, the Acquired Companies have no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

                  3.5. Corporate Records. Copies of the Certificate of Incorporation and Bylaws, and all amendments thereto, of the Acquired Companies have been delivered or made available to Purchaser and are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Acquired Companies and the Subsidiaries, copies of which have been delivered or made available to Purchaser, contain all material minutes and consents of the directors and stockholders of the Acquired Companies and the Subsidiaries since owned by Stockholder.

                  3.6.     Governmental Consents. Except as disclosed in
Schedule 3.6, no


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filing or registration with, or authorization, consent or approval of, any
Governmental Entity, to the best knowledge of the Acquired Companies, is necessary for the consummation of the transactions contemplated by this Agreement.

                  3.7. Authorization and Validity. The Acquired Companies have the corporate power and authority to execute this Agreement and carry out its obligations hereunder. The execution, delivery and performance by the Acquired Companies of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby to be performed by the Acquired Companies, have been duly authorized by the Acquired Companies. This Agreement has been duly executed and delivered by the Acquired Companies and constitutes the legal, valid and binding obligation of the Acquired Companies, enforceable against the Acquired Companies in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Acquired Companies have obtained, in accordance with applicable law and its Certificates of Incorporation and Bylaws, the approval of its stockholders necessary for the consummation of the transactions contemplated hereby.

                  3.8. No Conflict. Except as disclosed on Schedule 3.8, the execution and delivery of the documents contemplated hereunder and the consummation of the transactions contemplated thereby by the Acquired Companies will not (i) violate any provision of the Acquired Companies' organizational documents, (ii) violate any provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any mortgage, lien, lease, material contract, license, permit, instrument or any other material agreement to which the Acquired Companies or the Subsidiaries is a party, (iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of the Acquired Companies or the Subsidiaries, or
(iv) violate or conflict with any order, award, judgment or decree or other restriction or conflict with any law, ordinance, rule or regulation to which the Acquired Companies or its property is subject except for those which would not have a Material Adverse Effect.

                  3.9. Financial Statements. Purchaser has received the Stockholder's audited consolidated balance sheets and related audited consolidated statements of operations and accumulated deficits and of cash flows of the Stockholder at December 31, 1996 and 1995 and the reports thereon of KPMG Peat Marwick LLP and the unaudited balance sheets and income statements for each of the Acquired Companies at December 31, 1996 and 1995 and for the ten month period ending October 31, 1997 (collectively the "Company Balance Sheets"). The Company Balance Sheets reflect all adjustments, including normal recurring accruals, considered necessary for a fair presentation of the financial position of the Acquired Companies, subject to normal year end adjustments. The Company Balance Sheets related to the period ended December 31, 1996 and 1995 were the underlying financial statements utilized in connection with preparing the Stockholder's consolidated statements of operations.



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         The Stockholder will also furnish to Purchaser the unaudited interim balance sheet at November 30, 1997 of each of the Acquired Companies and related unaudited statements of operations for the fiscal period then ended by January 15, 1998 (the unaudited interim balance sheet and related statement of operations at November 30, 1997 shall be referred to as the "Financial Statements"). All of the Financial Statements are complete and correct, have been prepared on a basis consistent with past practices, and fairly present the separate financial positions of each of the Acquired Companies at the date thereof. The Financial Statements reflect all property and assets used in the business of the Acquired Companies in a manner consistent with past practices. No statement of income on the Financial Statements contains any extraordinary or nonrecurring item or expense and none of the Financial Statements reflects any revaluation of assets (except as specified therein). Since November 30, 1997 (the "Company Balance Sheet Date") there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, or the results of operations or prospects of the Acquired Companies or the Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license, litigation, administrative action, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, except as disclosed and consented to by Purchaser; and to the best knowledge, information and belief of the Acquired Companies and the Stockholder, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

                  3.10.    No Undisclosed Liabilities. Except as set forth on
Schedule 3.10, the Financial Statements reflect all liabilities of the Acquired Companies and the Subsidiaries, accrued, contingent or otherwise that would be required to be reflected thereon, or in the notes thereto, in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business since the Acquired Companies Balance Sheet Date. Except as set forth in the Financial Statements or on Schedule 3.10, each of the Acquired Companies and the Subsidiaries is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and neither the Acquired Companies nor the Stockholder know of any valid basis for the assertion of any other claims or liabilities of any nature or in any amount.








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                  3.11.    Employee Matters.

                           a.       Cash Compensation. Schedule 3.11(a) contains
a complete and accurate list of the names, titles and annual cash compensation as of the Closing Date, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Acquired Companies and the Subsidiaries. In addition, Schedule 3.11(a) contains a complete and accurate description of
(i) all increases in Cash Compensation of employees of the Acquired Companies and the Subsidiaries during the current fiscal year and the immediately preceding fiscal year and (ii) any promised increases in Cash Compensation of employees of the Acquired Companies and the Subsidiaries that have not yet been effected, other than in the reasonable and ordinary course of business.

                           b.       Compensation Plans. Schedule 3.11(b)
contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Acquired Companies or to which the Acquired Companies contribute on behalf of its employees, other than Employment Agreements listed on Schedule 3.11(c) and Employee Benefit Plans listed on Schedule 3.12(a). The Compensation Plans include without limitation plans, arrangements or practices that provide for performance awards, and stock ownership or stock options. The Acquired Companies have provided or made available to Purchaser a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Except as set forth on Schedule 3.11(b), each of the Compensation Plans can be terminated or amended at will by the Acquired Companies.

                           c.       Employment Agreements. Except as set forth
on Schedule 3.11(c), neither the Acquired Companies nor the Subsidiaries are a party to any employment agreement ("Employment Agreements") with respect to any of its employees. Employment Agreements include without limitation employee leasing agreements, employee services agreements and non-competition agreements.

                           d.       Employee Policies and Procedures. Schedule
3.11(d) contains a complete and accurate list of all employee manuals and all material policies, procedures and work-related rules (the "Employee Policies and Procedures") that currently apply to employees of the Acquired Companies. The Acquired Companies have provided or made available to Purchaser a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures.

                           e.       Unwritten Amendments. Except as described on
Schedule 3.11(b), 3.11(c) or 3.11(d), no material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans or, Employee Policies and Procedures.

                           f.       Labor Compliance. Each of the Acquired
Companies and the Subsidiaries have been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any such failures to be in compliance that, individually or in the aggregate, would not result in a Material Adverse Effect, and the Acquired Companies are not liable for any arrearages of wages or penalties for failure to comply with any of the foregoing. Each of the Acquired Companies and the Subsidiaries have not engaged in any unfair labor practices or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices that would, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth on Schedule 3.11(f), there are no
(i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the best knowledge of the Acquired Companies and the Stockholder, threatened against the Acquired Companies or the Subsidiaries before any federal, state or local court, board, department, commission or agency (nor, to the best knowledge of the Acquired Companies and the Stockholder, does any valid basis therefor exist) or (ii) existing or, to the best knowledge of the Acquired Companies and the Stockholder, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Acquired Companies (nor, to the best knowledge of the Acquired Companies and the Stockholder, does any valid basis therefor exist).

                           g.       Unions. Each of the Acquired Companies and
the Subsidiaries have never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Acquired Companies or the Subsidiaries are represented by any union, labor organization or collective bargaining unit. Except as set forth on Schedule 3.11(g), to the actual knowledge of the Acquired Companies, none of the employees of the Acquired Companies or the Subsidiaries have threatened to organize or join a union, labor organization or collective bargaining unit.

                           h.       Aliens. All employees of the Acquired
Companies and the Subsidiaries are, to the best knowledge of the Acquired Companies, citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

                  3.12.    Employee Benefit Plans.

                           a.       Identification. Schedule 3.12(a) contains a
complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of ERISA sponsored by the Acquired Companies and the Subsidiaries or to which the Acquired Companies and the Subsidiaries contributes on behalf of their employees and all employee benefit plans previously sponsored or contributed to on behalf of their employees since the date the Acquired Companies have been owned by the Stockholder (the "Employee Benefit Plans"). The Acquired Companies have provided or made available to Purchaser copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Acquired Companies have provided or made available to Purchaser a written description of all existing practices engaged in by the Acquired Companies and the Subsidiaries that constitute Employee Benefit Plans. Except as set forth on Schedule 3.12(a) and subject to the requirements of the Code and ERISA, each of the Employee Benefit Plans can be terminated or amended at will by the Acquired Companies. Except as set forth on
Schedule 3.12(a), no unwritten amendment exists with respect to any Employee Benefit Plan. Except as set forth on Schedule 3.12(b)-(l), each of the following paragraphs is true and correct.

                           b.       Administration. Each Employee Benefit Plan
has been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect. To the best of the knowledge of the Acquired Companies, the Acquired Companies and the Subsidiaries have (i) made all necessary filings with respect to such Employee Benefit Plans, including the timely filing of Form 5500 if applicable, and (ii) made all necessary filings, reports and disclosures pursuant to and have complied with all requirements of the IRS Voluntary Compliance Resolution Program, if applicable, with respect to all profit sharing retirement plans and pension plans in which employees of the Acquired Companies and the Subsidiaries participate.

                           c.       Examinations. Except as set forth on
Schedule 3.11(c), the Acquired Companies have not received any notice that any Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

                           d.       Prohibited Transactions. To the best of the
knowledge of the Acquired Companies, no prohibited transactions (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA) have occurred with respect to any Employee Benefit Plans.

                           e.       Claims and Litigation. No pending or, to the
actual knowledge of the Acquired Companies and the Stockholder, threatened claims, suits, or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                           f.       Qualification. As set forth in more detail
on Schedule 3.12(f), the Stockholder has applied for a favorable determination letter or ruling from the IRS for each of the Employee Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. Except as set forth on
Schedule 3.12(f), no proceedings exist or, to the actual knowledge of the Acquired Companies and the Stockholder have been threatened that could result in the revocation of any such favorable determination letter or ruling.

                           g.       Funding Status. Neither the Stockholder nor
any member of a controlled group with the Stockholder (within the meaning of Section 412(n)(6)(B)) sponsors any plans which (1) are subject to the minimum funding requirements of Code Section 412 or ERISA Section 302 or (2) are subject to Title IV of ERISA assumptions.

                           h.       Excise Taxes. To the best of the knowledge
of the Acquired Companies, neither the Acquired Companies nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

                           i.       Multiemployer Plans. Neither the Acquired
Companies nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                           j.       Pension Benefit Guaranty Corporation. None
of the Employee Benefit Plans are subject to the requirements of Title IV of ERISA.

                           k.       Retirees. Neither the Acquired Companies nor
any of the Subsidiaries has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and Sections 501 through 508 of ERISA.

                           l.       Other Compensation.  Except as set forth on
Schedules 3.11(a), 3.11(b), 3.11(c), 3.11(d) and 3.12(a), neither the Acquired Companies nor the Subsidiaries is a party to any compensation or debt arrangement with any person relating to the provision of health care related services.

                  3.13.    Absence of Certain Changes. Except as set forth on
Schedule 3.13 or as contemplated in this Agreement, since the Acquired Companies Balance Sheet Date, the Acquired Companies and the Subsidiaries have not:

                           a.       suffered a Material Adverse Effect, whether
or not caused by any deliberate act or omission of the Acquired Companies or the Subsidiaries;

                           b.       contracted for the purpose of acquiring any
capital asset having a cost in excess of $20,000 or made any single expenditure for a capital asset in excess of $20,000;

                           c.       incurred any indebtedness for borrowed money
in excess of $20,000 (other than short-term borrowings in the ordinary course of business), or issued or sold any debt securities;

                           d.       incurred or discharged any material
liabilities or obligations except in the ordinary course of business;

                           e.       paid any amount on any indebtedness prior to
the due date, forgiven or cancelled any claims or any debt in excess of $20,000, or released or waived any rights or claims except in the ordinary course of business;

                           f.       mortgaged, pledged or subjected to any
security interest, lien, lease or other charge or encumbrance any of its properties or assets (other than statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets);

                           g.       suffered any damage or destruction to or
loss of any assets (whether or not covered by insurance) that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                           h.       acquired or disposed of any assets having an
aggregate value in excess of $20,000, except in the ordinary course of business;

                           i.       written up or written down the carrying
value of any of its assets, other than accounts receivable in the ordinary course of business;

                           j.       changed the costing system or depreciation
methods of accounting for its assets in any material respect;

                           k.       lost or terminated any employee, patient,
customer or supplier that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                           l.       increased the compensation of any director,
officer, key employee or consultant, except as disclosed on Schedule 3.11(a);

                           m.       increased the compensation of any employee
(except for increases in the ordinary course of business consistent with past practice) or hired any new employee who is expected to receive annualized compensation of at least $20,000;

                           n.       formed or acquired or disposed of any
interest in any corporation, partnership, joint venture or other entity;

                           o.       redeemed, purchased or otherwise acquired,
or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock, paid any dividend or made any distribution or payment on any of its capital stock, or agreed to change the terms and conditions of any such capital stock;

                           p.       entered into any agreement providing for
total payments in excess of $20,000 in any twelve (12) month period with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business whereupon the sum of total payments shall not exceed $20,000 in any twelve (12) month period;

                           q.       entered into, adopted or amended any
Employee Benefit Plan, except as contemplated hereby or the other agreements contemplated hereby; or

                           r.       entered into any other commitment or
transaction or experienced any other event that would materially interfere with its performance under this Agreement or any other agreement or document executed or to be executed pursuant to this Agreement, or otherwise has, individually or in the aggregate, resulted in a Material Adverse Effect.

                  3.14.    Title to Assets and Properties.

                           a.       Real Property. The Acquired Companies and
the Subsidiaries do not own any interest (other than leasehold interests referred to on Schedule 3.14(c)) in real property. The leased real property referred to on Schedule 3.14(c) constitutes the only real property necessary for the conduct of the Acquired Companies' business.

                           b.       Personal Property. Except as set forth on
Schedule 3.14(b), the Acquired Companies and/or the Subsidiaries have valid and marketable title to all the personal property constituting the Assets. The personal property constituting the Assets is adequate for the conduct of the Acquired Companies's and the Subsidiaries businesses in the manner in which they are currently conducted and contemplated to be conducted by the Stockholder. Upon consummation of the transactions contemplated hereby, such interest in the Assets shall be transferred to Purchaser free and clear of all security interests, liens, claims and encumbrances, other than those set forth on
Schedule 3.14(b) (the "Permitted Encumbrances") and statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets.

                           c.       Leases. Schedule 3.14(c) sets forth a true,
correct and complete list and brief description of (i) all leases of real property, and (ii) leases of personal property involving rental payments within any twelve (12) month period in excess of $12,000, in either case to which the Acquired Companies or the Subsidiaries is a party, either as lessor or lessee, are set forth on Schedule 3.14(c). To the best knowledge of the Acquired Companies, all such leases are valid and enforceable in accordance with their respective terms and no event has occurred which, with the giving of notice, the lapse of time or both, would constitute an event of default thereunder, including the execution of this Agreement or the consummation of the transactions contemplated hereby.

                  3.15.    Condition of Fixed Assets. Except as set forth in
Schedule 3.15, all of the fixtures, structures, machinery and equipment reflected in the Financial Statements and used by the Acquired Companies and the Subsidiaries in its business are in good operating condition and repair, subject to normal wear and tear, and conform in all material respects with all applicable ordinances, regulations and other laws, and the Acquired Companies have no actual knowledge of any latent defects therein.

                  3.16.    Commitments.

                           a.       Commitments; Defaults. Except as set forth
on Schedule 3.16 or as otherwise disclosed pursuant to this Agreement, neither the Acquired Companies nor any of the Subsidiaries is a party to nor bound by, nor are any of the shares of Company Common Stock subject to, nor are the Assets or the businesses of the Acquired Companies or the Subsidiaries bound by, whether or not in writing, any of the following (collectively, "Commitments"):

                                    i)       partnership or joint venture
agreement;

                                    ii)      guaranty or suretyship,
indemnification or contribution agreement or performance bond;

                                    iii)     debt instrument, loan agreement or
other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                                    iv)      contract to purchase real property;


                                    v)       agreements or arrangements with eye
care professionals;

                                    vi)      agreements with suppliers of eye
care and related products;

                                    vii)     agreement with dealers or sales or
commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any twelve (12) month period in excess of $20,000 and which is not terminable on thirty (30) days' notice or without penalty;

                                    viii)    agreement relating to any material
matter or
transaction in which an interest is held by a person or entity that is an Affiliate of the Acquired Companies or the Stockholder;

                                    ix)      agreement for the acquisition of
services, supplies, equipment, inventory, fixtures or other property involving more than $20,000 in the aggregate, except in the ordinary course of business.

                                    x)       powers of attorney;

                                    xi)      contracts containing
non-competition covenants;

                                    xii)     agreement providing for the
purchase from a supplier of all or substantially all of the requirements of the Acquired Companies of a particular product or services, except as is consistent with the Acquired Companies previous purchasing history and which does not involve more than a twelve month commitment on behalf of the Acquired Companies;

                                    xiii)    agreements with health maintenance
organizations, preferred provider organization, managed care entities and similar entities; or

                                    xiv)     any other agreement or commitment
in excess of $20,000 not made in the ordinary course of business or that is material to the business, operations, condition (financial or otherwise) or results of operations of the Acquired Companies.

True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Purchaser. To the best knowledge of the Acquired Companies and the Stockholder, there are no existing events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Acquired Companies or any of the Subsidiaries or, to the best knowledge of the Acquired Companies and the Stockholder, any other party to a material Commitment, and no penalties have been incurred nor are amendments pending, with respect to the material Commitments. The Commitments are in full force and effect and are valid and enforceable obligations of the Acquired Companies or the Subsidiaries, and to the best knowledge of the Acquired Companies and the Stockholder, are valid and enforceable obligations of the other parties thereto, in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted, nor has the Acquired Companies waived any material rights thereunder. No consents or approvals are required under the terms of any Commitment in connection with the transactions contemplated herein.

                           b.       No Cancellation or Termination of
Commitment. Except as disclosed pursuant to this Agreement and except where such default would not have a Material Adverse Effect, (i) neither the Acquired Companies nor the Subsidiaries has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and the Acquired Companies do not know of any fact that would justify the exercise of such a right; and (ii) neither the Acquired Companies nor the Subsidiaries currently contemplates, or has reason to believe any other person currently contemplates, any amendment or change to any Commitment.

                  3.17. Insurance. The Acquired Companies and the Subsidiaries carry property, liability, malpractice, workers' compensation and such other types of insurance pursuant to the insurance policies listed and briefly described on Section 3.17 (the "Insurance Policies"). The Insurance Policies are all of the insurance policies of the Acquired Companies and the Subsidiaries relating to the business of the Acquired Companies and the Assets. All of the Insurance Policies are issued by insurers of recognized responsibility and, to the best knowledge of the Acquired Companies, are valid and enforceable policies, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. All Insurance Policies shall be maintained in force without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided or made available to Purchaser. Except as set forth on Schedule 3.17, neither the Acquired Companies nor the Subsidiaries has received any notice or other communication from any issuer of any Insurance Policy cancelling such policy, materially increasing any deductibles or retained amounts thereunder, and to the best knowledge of the Acquired Companies and the Stockholder, no such cancellation or increase of deductibles, retainages or premiums is threatened. Except as set forth on Schedule 3.17, neither the Acquired Companies nor any of the Subsidiaries has any outstanding claims, settlements or premiums owed against any Insurance Policy, and the Acquired Companies have given all notices or has presented all potential or actual claims under any Insurance Policy in due and timely fashion. Schedule 3.17 also sets forth a list of all claims under any Insurance Policy in excess of $10,000 per occurrence filed by the Acquired Companies since the Acquired Companies have been owned by the Stockholder.

                  3.18.    Proprietary Rights and Information. Set forth on
Schedule 3.18 is a true and correct description of the following ("Proprietary Rights"):

                           a.       all trademarks, trade names, service marks
and other trade designations, including common law rights, registrations and applications therefor, and all patents and copyrights and applications therefor currently owned, in whole or in part, by the Acquired Companies or the Subsidiaries, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Acquired Companies or the Subsidiaries is a party (including the expiration date thereof if applicable); and

                           b.       all agreements relating to technology,
know-how or processes that the Acquired Companies and the Subsidiaries are licensed or authorized to use by others (other than technology, know-how or processes generally available to other lens grinding businesses), or which it licenses or authorizes others to use.

The Acquired Companies and the Subsidiaries own or have the legal right to use the Proprietary Rights, and to the best knowledge of the Acquired Companies and the Stockholder such ownership or use does not conflict, infringe or violate the rights of any other person. Except as disclosed on Schedule 3.18, no consent of any person will be required for the use of any Proprietary Rights by Purchaser upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or for infringement by the Acquired Companies or the Subsidiaries of the proprietary right of any other person, and the Acquired Companies do not know of any valid basis for any such claim. To the best knowledge of the Acquired Companies and the Stockholder, the Acquired Companies and the Subsidiaries have the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by it.

                  3.19.    Taxes.

                           a.       Filing of Tax Returns. Each of the Acquired
Companies and the Subsidiaries have duly and timely filed and prior to the Closing Date will duly and timely file (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all federal, state, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, value added and other tax returns and reports (collectively the "Tax Returns") required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of the Acquired Companies and the Subsidiaries for the periods covered thereby.

                           b.       Payment of Taxes. Except for such items as
the Acquired Companies or the Subsidiaries may be disputing in good faith by proceedings in compliance with applicable law, which are described on Schedule 3.19, (i) the Acquired Companies and the Subsidiaries have paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that they have filed and have properly accrued on their books and records for all of the same that have not yet become due, and (ii) the Acquired Companies and the Subsidiaries are not delinquent in the payment of any tax, assessment or governmental charge.

                           c.       No Pending Deficiencies, Delinquencies,
Assessments or Audits. Except as set forth on Schedule 3.19, neither the Acquired Companies nor the Subsidiaries have received any notice that any tax deficiency or delinquency has been asserted against the Acquired Companies or any of the Subsidiaries. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Acquired Companies or any of the Subsidiaries that could be asserted by any taxing authority. There is no taxing authority audit of the Acquired Companies or any of the Subsidiaries pending, or to the best knowledge of the Acquired Companies and the Stockholder, threatened, and the results of any completed audits are properly reflected in the Financial Statements. The Acquired Companies and the Subsidiaries have not violated any federal, state, local or foreign tax law.

                           d.       No Extension of Limitation Period. Neither
the Acquired Companies nor the Subsidiaries have granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

                           e.       All Withholding Requirements Satisfied. All
monies required to be withheld by the Acquired Companies and the Subsidiaries and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use and other taxes have been collected or withheld and paid to the respective governmental agencies.

                           f.       Foreign Person. Neither the Acquired
Companies, any of the Subsidiaries nor the Stockholder is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

                           g.       Safe Harbor Lease. None of the Assets
constitutes property that the Acquired Companies, the Subsidiaries, Purchaser, or any Affiliate of Purchaser, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

                           h.       Tax Exempt Entity. None of the Assets are
subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

                           i.       Collapsible Corporation. The Acquired
Companies and the Subsidiaries have not at any time consented, and the Stockholder will not permit the Acquired Companies nor the Subsidiaries to elect, to have the provisions of Section 341(f)(2) of the Code apply to any of them.

                           j.       Boycotts. Neither the Acquired Companies nor
the Subsidiaries have at any time participated in or cooperated with any international boycott as defined in Section 999 of the Code.

                           k.       Parachute Payments. No payment required or
contemplated to be made by the Acquired Companies or the Subsidiaries will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                           l.       S Corporation. Neither the Acquired
Companies nor the Subsidiaries have made an election to be taxed as an "S" corporation under Section 1362(a) of the Code.

                           m.       Personal Service Corporation. Neither the
Acquired Companies nor the Subsidiaries are a personal service corporation subject to the provisions of Section 269A of the Code.

                           n.       Personal Holding Company. Neither the
Acquired Companies nor the Subsidiaries are or has been a personal holding company within the meaning of Section 542 of the Code.

                           o.       Tax Sharing Agreements. Neither the Acquired
Companies nor the Subsidiaries are party to any tax sharing agreement with any other person or entity.

                           p.       Section 338 Election. Purchaser may elect
under Section 338(g) and Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), after the Closing Date to adjust the tax basis in the assets of the Acquired Companies pursuant to Section 338(a) of the Code. The Stockholder agrees that, after the Closing Date, at Purchaser's request, it shall join with Purchaser in a timely election made pursuant to Sections 338(g) and 338(h)(10) of the Code, and the Stockholder and Purchaser agree, at Purchaser's option, to make any elections comparable to the elections under Sections 338(g) and 338(h)(10) under any applicable state or local laws. The Stockholder agrees to take all steps necessary to perfect a joint election under
Section 338(h)(10) of the Code pursuant to the procedures specified in Treas. Reg. Section 1.338(h)(10)-1(d)(2), including executing an Internal Revenue Service Form 8023 and agreeing to the amount of and allocation of the Deemed Sale Price determined by the Purchaser pursuant to the procedures specified in Treas. Reg. Section 1.338(h)(10)-1(f). Stockholder agrees to pay all taxes which result from the election contemplated by this Section 3.19(p).

                  3.20. Governmental Authorizations. The Acquired Companies and the Subsidiaries possess all necessary licenses, franchises, permits and other governmental authorizations, including, but not limited to all licenses, franchises, permits and authorizations for the conduct of the Acquired Companies' and the Subsidiaries' businesses as now conducted, all of which are listed (with expiration dates, if applicable) on Schedule 3.20. Except as set forth on Section 3.20, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or authorizations which, singly or in the aggregate, would not have a Material Adverse Effect. All such licenses, franchises, permits and other authorizations are valid and in full force and effect, the Acquired Companies and the Subsidiaries are in current compliance therewith and neither the Acquired Companies nor any Subsidiary have received any notice that any governmental authority is considering challenging, revoking, cancelling, restricting, conditioning or not renewing any such license, franchise, permit or other authorization.

                  3.21. Compliance with Applicable Laws. The Acquired Companies and each of the Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities material to the business of the Acquired Companies or such Subsidiary, as the case may be, including, without limitation, applicable state corporation, insurance and health regulatory authorities, and other Governmental Entities regulating exclusive provider organizations, preferred provider organizations, medical utilization review organizations, medical service organizations, lay intermediaries, secondary contractors, or third party administrators (the "Company Permits"). The Acquired Companies and the Subsidiaries are in current compliance with the terms of the Acquired Companies Permits, except for such failures to comply which, singly or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in Section 3.21, the Acquired Companies and each of the Subsidiaries are in compliance with all laws, including applicable Medicare and Medicaid laws, ordinances and regulations of any Governmental Entity, including, without limitation, applicable state corporation, insurance and health regulatory authorities and other Governmental Entities regulating exclusive provider organizations, preferred provider organizations, medical utilization review organizations, medical service organizations, lay intermediaries, secondary contractors or third-party administrators and all Medicare and Medicaid provider agreements to which it is a party, except where the failure to comply would not have a Material Adverse Effect. Except as disclosed in Section 3.21, to the best knowledge of the Acquired Companies and the Stockholder, no investigation or review by any Governmental Entity, including, without limitation, applicable state corporation, insurance and health regulatory authorities with respect to the Acquired Companies or any of the Subsidiaries is pending, or threatened, nor has any Governmental Entity, including, without limitation, applicable state corporation, insurance and health regulatory authority indicated an intention to conduct the same, other than those the outcome of which would not be material to the business of the Acquired Companies or such Subsidiary, as the case may be.

                  3.22. Litigation. Except as described on Section 3.22 or otherwise disclosed pursuant to this Agreement, the Acquired Companies have not been notified of any legal actions or administrative proceedings or investigations which affect or could affect the Acquired Companies Common Stock, the Assets or the operation, business, condition (financial or otherwise), or results of operations of the Acquired Companies or the Subsidiaries which (i) if successful could, individually or in the aggregate, have a Material Adverse Effect or (ii) could adversely affect the ability of the Acquired Companies to effect the transactions contemplated hereby. Neither the Acquired Companies nor the Subsidiaries are (a) subject to any continuing court or administrative order, judgment, writ, injunction or decree applicable specifically to the Assets, the Acquired Companies or to its business, assets, operations or employees, or (b) in default with respect to any such order, judgment, writ, injunction or decree. Neither the Acquired Companies nor the Stockholder have any knowledge of any valid basis for any such action, proceeding or investigation. Except as set forth on Schedule 3.22, all claims asserted, general liability incidents and incident reports have been submitted to the Acquired Companies' insurer therefor. All claims made or threatened against the Acquired Companies or the Subsidiaries in excess of its deductible are covered under its Insurance Policies.

                  3.23. Banking Relations. Set forth on Schedule 3.23 is a complete and accurate list of all borrowing and investing arrangements that the Acquired Companies and the Subsidiaries have with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.), the location thereof and the person or persons authorized in respect thereof.

                  3.24. Ownership Interests of Interested Persons; Affiliations. Except as set forth on Schedule 3.24, no officer, supervisory employee or director of the Acquired Companies or the Subsidiaries, or their respective spouses, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Acquired Companies or the Subsidiaries or any organization that has a material contract or arrangement with the Acquired Companies or the Subsidiaries.

                  3.25.    Investments in Competitors. Except as disclosed on
Schedule 3.25, the Acquired Companies do not own directly or indirectly any interests or have any investment in any person that is a Competitor of the Acquired Companies or the Subsidiaries.

                  3.26.    Environmental Matters.

                           a.       Except as set forth on Schedule 3.26,
neither the Acquired Companies nor the Subsidiaries have, in violation of any Environmental Requirement, engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, nor, to the best knowledge of the Acquired Companies and the Stockholder, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about the Property, nor, to the best knowledge of the Acquired Companies and the Stockholder, have any Hazardous Materials migrated from the Property upon or beneath other properties have any Hazardous Materials migrated or threatened to migrate from other properties upon, about or beneath the Property.

                           b.       Except as set forth on Schedule 3.26, for so
long as the Acquired Companies or the Subsidiaries have owned or used the Property, the use, maintenance and operation of the Property, and all activities and conduct of business related thereto, have at all times complied in all material respects with all Environmental Requirements.

                           c.       Neither the Acquired Companies nor the
Subsidiaries have received written notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, nor notice or other communication concerning alleged liability for Environmental Damages both in connection with the Property and in connection with an Off-Site Location and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or, to the best knowledge of the Acquired Companies and the Stockholder, threatened, relating to the ownership, use, maintenance or operation of the Property or Off-Site Location by any person, or from alleged violation of Environmental

Requirements, or from the suspected presence of Hazardous Material on the Property.

                           d.       Except as set forth on Schedule 3.26, for so
long as the Acquired Companies or the Subsidiaries have owned or used the Property, no Hazardous Material has been generated at the Property and transported to an Off-Site Location.

                           e.       To the best knowledge of the Acquired
Companies, any underground tanks located on the Property (i) currently are being and to the best knowledge of the Acquired Companies and the Stockholder always have been operated in compliance in all material respects with all applicable Environmental Requirements, and (ii) are covered by a current and effective Certificate of Coverage.

                  3.27. Certain Payments. Neither the Acquired Companies, the Subsidiaries nor any director, officer or employee of the Acquired Companies or the Subsidiaries acting for or on behalf of the Acquired Companies, have paid or caused to be paid, directly or indirectly, in connection with the business of the Acquired Companies or the Subsidiaries:

                           a.       to any government or agency thereof or any
agent of any supplier or customer any bribe, kick-back or other similar payment; or

                           b.       any contribution to any political party or
candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

                  3.28. Medicare and Medicaid Programs. The Acquired Companies and the Subsidiaries are qualified for participation in the Medicare and Medicare programs and are party to provider agreements for such programs which are in full force and effect with no events of default having occurred thereunder. The Acquired Companies and the Subsidiaries have timely filed all claims or other reports required to be filed on or before the date hereof, and will timely file all claims and reports required to be filed on or prior to the Closing Date, with respect to the purchase of services by third-party payors ("Payors"), including but not limited to Medicare and Medicaid programs, except where the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect. All such filed claims or reports are, and all such claims and reports to be filed on or before the Closing Date will be, complete and accurate in all material respects. The Acquired Companies and the Subsidiaries have paid or have properly recorded on the Financial Statements all actually known and undisputed refunds, discounts or adjustments which have become due pursuant to such claims, and neither the Acquired Companies nor the Subsidiaries have any material liability to any Payor with respect thereto, except as has been reserved for in the Acquired Companies Balance Sheet. There are no pending appeals, overpayment determinations, adjustments, challenges, audits, litigation, or notices of intent to reopen Medicare and/or Medicaid claims determinations or other reports required to be filed by the Acquired Companies or the Subsidiaries in order to be paid by a Payor for services rendered. Neither the Acquired Companies, the Subsidiaries, nor any of its directors, officers, employees, consultants or the Stockholder has been convicted of, or pled guilty or nolo contendere to, patient abuse or neglect, or any other Medicare or Medicaid program-related offense. Neither the Stockholder, the Acquired Companies, the Subsidiaries, nor their respective directors, officers, employees or consultants, has committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid programs, including but not limited to, defrauding a federal, state or local government program, loss of a license to provide health services, and failure to provide quality care.

                  3.29. Fraud and Abuse. Neither the Acquired Companies, the Subsidiaries, nor their respective officers and directors have engaged in any activities which are prohibited under 42 U.S.C. ss.ss. 1320-7, 7a or 7b or 42 U.S.C. ss.1395nn (subject to the exceptions set forth in such legislation), or the regulations promulgated thereunder or pursuant to similar state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:

                           a.       knowingly and willfully making or causing to
be made a false statement or representation of a material fact in any application for any benefit or payment;

                           b.       knowingly and willfully making or causing to
be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

                           c.       failing to disclose knowledge by a Medicare
or Medicaid claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                           d.       knowingly and willfully offering, paying,
soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; and

                           e.       referring a patient for designated health
services (as defined in 42 U.S.C. ss.1395nn) to or providing designated health services to a patient upon a referral from an entity or person with which the Stockholder or an immediate family member has a financial relationship, and to which no exception under 42 U.S.C. ss.1395nn applies.

                  3.30. Customers and Suppliers. Schedule 3.30 sets forth a true, correct and complete list of the names and addresses of each payor which has contracted with the Acquired Companies and the Subsidiaries, which accounted for more than 3% of the revenues of the Acquired Companies or any Subsidiary in the three (3) previous fiscal years and each material supplier of the Acquired Companies or any Subsidiary. Except as set forth on Schedule 3.30, the Acquired Companies and the Subsidiaries have good relations with their payors and suppliers and no material customer or supplier has notified the Acquired Companies or any Subsidiary that it intends to discontinue its relationship with the Acquired Companies or such Subsidiary.

                  3.31.    [RESERVED]

                  3.32. Investment Company Status. Neither the Acquired Companies nor any of the Subsidiaries is currently, or has ever been, an "investment company" as that term is defined in Section 368(a)(2)(F)(iii) and
(iv) of the Code.

                  3.33. Insolvency Proceedings. Neither the Acquired Companies nor any of the Subsidiaries are currently under the jurisdiction of a Federal or state court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

                  3.34. Positive Net Worth. On the Closing Date the book value of the assets of the Acquired Companies and the Subsidiaries will equal or exceed the sum of the liabilities of the Acquired Companies and the Subsidiaries.

                  3.35.    Accounts Receivable/Payable.

                           a.       The accounts receivable of the Acquired
Companies and the Subsidiaries relating to the operation of the Acquired Companies reflected on the Acquired Companies Balance Sheet, to the extent uncollected on the date hereof, are, and the accounts receivable of the Acquired Companies and the Subsidiaries relating to the operation of the Acquired Companies to be reflected on the books of the Acquired Companies on the Closing Date (the "Accounts Receivable") will be, valid, existing and collectible (taking into consideration the allowance for doubtful accounts set forth in the Financial Statements) using reasonably diligent collection methods taking into account the size and nature of the receivable, and represent amounts due for goods sold and delivered or services performed. The Acquired Companies are in compliance with all third party payor and eye care professional arrangements relating to the Accounts Receivable. There are not, and on the date of Closing there will not be, any refunds, discounts, set-offs, defenses, counterclaims or other adjustments payable or assessable with respect to the Accounts Receivable. The Acquired Companies and the Subsidiaries have collected Accounts Receivable only in the ordinary course and has not changed collection procedures or methods nor accelerated the pace of such collection efforts in anticipation of the transactions contemplated in this Agreement. The Acquired Companies and the Subsidiaries have paid accounts payable in the ordinary course and has not changed payment procedures or methods nor delayed the timing of such payments in anticipation of the transactions contemplated in this Agreement.

                           b.       Since the Acquired Companies Balance Sheet
Date, neither the Acquired Companies nor any of the Subsidiaries have changed any material principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. The Acquired Companies and each of the Subsidiaries are in compliance with the material terms and conditions of all third-party payor arrangements relating to its accounts receivable. Without limiting the generality of the foregoing, each of the Acquired Companies and the Subsidiaries, are in compliance with all Medicare and Medicaid provider agreements to which it is a party.

                           3.36.    Insurance Reserves. The Acquired Companies
have established and maintains all required insurance company reserves in all of those states that it is required to do so and has established and maintains all required deposits and bonds as are necessary in such state.

                           3.37.    Finder's Fee. Except as set forth on
Schedule 3.37, neither the Acquired Companies nor the Stockholder have incurred any obligation for any finder's, brokers or agent's fee in connection with the transactions contemplated hereby.

                           3.38.    Projections. There is no fact, development
or threatened development with respect to the markets, products, services, customers, facilities, personnel, vendors, suppliers, operations, assets or prospects of the Acquired Companies or the Subsidiaries which are known to the Acquired Companies or the Stockholder which would materially adversely affect the projected fiscal year 1997 earnings of the Acquired Companies and the Subsidiaries disclosed to Purchaser by the Stockholder, other than such conditions as may affect as a whole the economy.

                           3.39.    Disclosure. To the best of the Acquired
Companies's and the Stockholder's knowledge, no representation, warranty or statement made by the Acquired Companies or the Stockholder in this Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to Purchaser in accordance with this Agreement or the other documents contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Acquired Companies and the Stockholder do not know of any fact or condition (other than general economic conditions or legislative or administrative changes in health care delivery) which materially adversely affects, or in the future may materially affect, the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Acquired Companies or the Subsidiaries, which has not been set forth herein or in the Schedules provided herewith.

                           3.40.    Managed Care Contracts. On December 1, 1997,
the number of enrollees covered under the MEC's managed care contracts as reported by the clients of MEC is substantially as set forth in Schedule 3.40. As of October 31, 1997, the per member per month fee payable to MEC was increased to $1.21 in connection with the agreement between MEC and Free State which relates to a Medicare HMO product. MEC has not received any written or verbal notice from the discounted fee for service eye care providers who contract with MEC that such eye care providers are terminating their relationship with MEC as a result of MEC's recently announced reduction in reimbursement for cataract surgeries and YAG procedures which will be effective January 1, 1998.

         4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to Purchaser that the following are true and correct on the date hereof, and shall be true and correct as of the Closing Date as if made on that date:

                  4.1. Organization; Stockholder Authority. The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby to be performed by the Stockholder have been duly authorized by the Stockholder. This Agreement and each other agreement contemplated hereby have been, or will be as of the Closing Date, duly executed and delivered by the Stockholder and constitute or will constitute legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  4.2. No Violation. Except as set forth on Schedule 4.2, neither the execution, delivery or performance of this Agreement or the other agreements to be executed and delivered by the Stockholder in connection herewith, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which the Stockholder is bound or to which any of their property or shares of Company Common Stock are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of their property or shares of Company Common Stock or (b) to the best knowledge of the Stockholder, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

                  4.3. Consents. Except as set forth on Schedule 4.3, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Stockholder.

                  4.4. Certain Payments. The Stockholder has not paid or caused to be paid, directly or indirectly, in connection with the business of the Acquired Companies or the Subsidiaries:

                           a.       to any government or agency thereof or any
agent of any supplier or customer any bribe, kick-back or other similar payment; or

                           b.       any contribution to any political party or
candidate (other than from personal funds not reimbursed by the Acquired Companies or as otherwise permitted by applicable law).

                  4.5. Ownership of Interested Persons; Affiliations. Except as set forth on Schedule 4.5, neither the Stockholder nor its Affiliates, owns directly or indirectly, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Acquired Companies or any organization that has a material contract or arrangement with the Acquired Companies. Neither the Stockholder nor any of their Affiliates is, or within the last three (3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, pharmacy, home health agency or other person which is in a position to make or influence referrals to, or otherwise generate business for, the Acquired Companies.

                  4.6.     Investments in Competitors. Except as disclosed on
Schedule 4.6, the Stockholder does not own directly or indirectly any interests or have any investment in any person that is a Competitor of the Acquired Companies.

         5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Acquired Companies and the Stockholder that the following are true and correct on the date hereof and shall be true and correct as of the Closing Date as if made on such date; when used in this SECTION 5, the term "best knowledge" (or words of similar import) shall mean such knowledge, as shall have been obtained after conducting due and diligent inquiry, of those individuals listed on Schedule 5:

                  5.1. Organization and Good Standing; Qualification. Each of the Purchaser and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of the Purchaser and its subsidiaries is duly qualified and licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by Purchaser or its subsidiaries or the practice of the businesses conducted by Purchaser or its subsidiaries makes such qualification necessary or desirable, except where the failure to be so qualified would not have a Material Adverse Effect.

                  5.2. Subsidiaries. Except as set forth on Schedule 5.2, Purchaser does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity. With respect to each corporation that is owned, directly or indirectly, beneficially or of record by Purchaser (each, a "Purchaser Subsidiary"), Schedule 5.2 sets forth a true, correct and complete list of (i) the name and jurisdiction of incorporation of each Purchaser Subsidiary, (ii) the jurisdiction in which each Purchaser Subsidiary is qualified or licensed to do business as a foreign corporation, (iii) the authorized capital stock of each Purchaser Subsidiary, (iv) the number of shares of each class thereof issued and outstanding, and (v) the number of shares and percentage of outstanding capital stock owned by Purchaser. All outstanding shares of capital stock of each Purchaser Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by Purchaser free and clear of all liens, pledges, security interests, restrictions, voting trusts or other encumbrances of any nature whatsoever.

                  5.3. Capitalization. The authorized capital stock of Purchaser consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, of which 11,830,166 shares of Common Stock were issued and outstanding on December 29, 1997. Schedule 5.3 sets forth an accurate and complete list of all outstanding options and warrants to acquire shares of Common Stock. The issuance and delivery of the shares of Common Stock to be issued by Purchaser in connection with this Agreement have been duly and validly authorized by all necessary corporate action on the part of Purchaser. The Common Stock being transferred by Purchaser hereunder shall be free and clear of all liens, pledges, restrictions, voting trusts, security interests or other encumbrances of any nature whatsoever, except as set forth herein, or in the Stock Distribution Agreement. Each outstanding share of Common Stock and the shares to be issued hereunder have been legally and validly issued and are fully paid and nonassessable. No shares of Common Stock have been, and the shares of Common Stock to be issued pursuant to this Agreement will not be, issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of Purchaser's stockholders.

                  5.4.     Governmental Consents. Except as disclosed on
Schedule 5.4, no filing or registration with, or authorization, consent or approval of, any Governmental Entity, to the best knowledge of Purchaser, is necessary for the consummation of the transactions contemplated by this Agreement.

                  5.5. Authorization and Validity. Purchaser has the corporate power and authority to execute this Agreement and carry out its obligations hereunder. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby to be performed by Purchaser, have been duly authorized by Purchaser. This Agreement and the other agreements contemplated hereby to be executed by Purchaser have been, or will be as of the Closing, duly executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  5.6. No Conflict. The execution and delivery of this Agreement and the documents contemplated hereunder and the consummation of the transactions contemplated thereby by Purchaser will not (i) violate any provision of Purchaser's organizational documents, (ii) violate any provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any mortgage, lien, lease, material contract, license, permit, instrument or any other material agreement to which Purchaser or the Purchaser Subsidiaries is a party,
(iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of Purchaser or the Purchaser Subsidiaries, or (iv) violate or conflict with any order, award, judgment or decree or other restriction or any law, ordinance, rule or regulation to which Purchaser or its property is subject except for those which would not have a Material Adverse Effect.

                  5.7. Finder's Fee. Except as disclosed on Schedule 5.7, Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

                  5.8. Purchaser Documents. Purchaser has furnished the Acquired Companies and the Stockholder with a true and complete copy of each report and registration statement filed by it with the SEC (the "Purchaser Documents") since its initial public offering, which are all the documents that it was required to file with the SEC since such date. As of their respective dates, the Purchaser Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Purchaser Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated under such statutes. The financial statements contained in the Purchaser Documents, together with the notes thereto, have been prepared in accordance with GAAP, reflect all liabilities of Purchaser required to be stated therein and present fairly the financial condition of Purchaser at such date and the results of operations and cash flows of Purchaser for the period then ended. The Purchaser Documents do not contain any untrue statements of material facts or omit to state any material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date hereof except for such facts as are disclosed herein and except for the transactions contemplated hereby.

                  5.9 Physician Dispute. The Stockholder has notified Purchaser and Purchaser has acknowledged the existence of a dispute among the Stockholder, LSI, Bernard Spier, M.D. and Charles Crane, M.D. in connection with the Service Agreement effective July 1, 1996 between LSI and Northern New Jersey Eye Institute, P.A. (the "Service Agreement"). Purchaser has had an opportunity to discuss such dispute with all relevant parties.

                  5.10 Governmental Authorizations. Purchaser possesses all necessary licenses, franchises, permits and other governmental authorizations, including, but not limited to all licenses, franchises, permits and authorizations for the conduct of the Purchaser's businesses as now conducted, all of which are listed (with expiration dates, if applicable) on Schedule 5.10. Except as set forth on Section 5.10, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or authorizations which, singly or in the aggregate, would not have a Material Adverse Effect. All such licenses, franchises, permits and other authorizations are valid and in full force and effect, the Purchaser is in current compliance therewith and has not received any notice that any governmental authority is considering challenging, revoking, cancelling, restricting, conditioning or not renewing any such license, franchise, permit or other authorization.

                  5.11 Compliance with Applicable Laws. Purchaser holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities material to the business of the Purchaser including, without limitation, applicable state corporation, insurance and health regulatory authorities, and other Governmental Entities regulating exclusive provider organizations, preferred provider organizations, medical utilization review organizations, medical service organizations, lay intermediaries, secondary contractors, or third party administrators (the "Purchaser Permits"). The Purchaser is in current compliance with the terms of the Purchaser Permits, except for such failures to comply which, singly or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in Section 5.11, the Purchaser is in compliance with all laws, including applicable Medicare and Medicaid laws, ordinances and regulations of any Governmental Entity, including, without limitation, applicable state corporation, insurance and health regulatory authorities and other Governmental Entities regulating exclusive provider organizations, preferred provider organizations, medical utilization review organizations, medical service organizations, lay intermediaries, secondary contractors or third-party administrators and all Medicare and Medicaid provider agreements to which it is a party, except where the failure to comply would not have a Material Adverse Effect. Except as disclosed in Section 5.11, to the best knowledge of the Purchaser, no investigation or review by any Governmental Entity, including, without limitation, applicable state corporation, insurance and health regulatory authorities with respect to the Purchaser is pending, or threatened, nor has any Governmental Entity, including, without limitation, applicable state corporation, insurance and health regulatory authority indicated an intention to conduct the same, other than those the outcome of which would not be material to the business of the Purchaser.

         6.       SECURITIES LAW MATTERS.

                  6.1. Investment Representations and Covenants. Subject to the terms of the Stock Distribution Agreement, the Stockholder represents, warrants and covenants as follows:

                           a.       The Stockholder understands that the
Securities will not be registered under the Securities Act or any state securities laws on the grounds that the issuance of the Securities is exempt from registration pursuant to Section 4(2) of the Securities Act and applicable state securities laws, and that the reliance of Purchaser on such exemptions is predicated in part on the Stockholder's representations, warranties, covenants and acknowledgements set forth in this Section.

                           b.       The Stockholder represents and warrants that
the Securities to be acquired by it upon consummation of the transactions described in this Agreement will be acquired by the Stockholder for its own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, and that the Stockholder will not distribute any of the Securities in violation of the Securities Act.

                           c.       The Stockholder (i) acknowledges that the
Securities issued to it at the Closing must be held indefinitely by it unless subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any routine sales of Securities made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (iii) is aware that Rule 144 is not currently available for use for resale of any of the Securities to be acquired by Stockholder upon consummation of the transactions described in this Agreement, and (iv) acknowledges and agrees that the transfer of the Securities shall be further restricted by provisions contained in the Stock Distribution Agreement.

                           d.       The Stockholder represents and warrants to
Purchaser that it has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Securities and is able to sustain a complete loss of such investment.

                           e.       The Stockholder confirms that it has had the
opportunity to ask questions of and receive answers from Purchaser concerning the terms and conditions of its investment in the Securities, and that it has received, to its satisfaction, such information about Purchaser's operations as it has requested.

                           f.       In order to ensure compliance with the
provisions of paragraph (c) hereof, the Stockholder agrees that after the Closing it will not sell or otherwise transfer or dispose of any of the Securities or any interest therein except in compliance with the terms of the Stock Distribution Agreement.

                           g.       The Stockholder acknowledges and agrees that
the certificates or instruments representing the Securities to be issued to it pursuant to this Agreement shall contain a restrictive legend noting the restrictions on transfer described in this Section and required by federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to Purchaser's transfer agent in the event such provisions and applicable federal and state securities laws are not complied with by any Stockholder.

                           h.       The Stockholder represents and warrants that
Stockholder is an "accredited investor" as defined under the Securities Act and state "Blue Sky" laws.

                           i.       The Stockholder acknowledges that it has
received the Purchaser Documents described in Section 5.8 and has had an opportunity to review the Purchaser Documents.

         7. COVENANTS OF THE ACQUIRED COMPANIES AND THE STOCKHOLDER. The Acquired Companies and the Stockholder, jointly and severally, agree that between the date hereof and the Closing (with respect to the Acquired Companies' covenants, the Stockholder agrees to use its best efforts to cause the Acquired Companies to perform):

                  7.1. Consummation of Agreement. The Acquired Companies and the Stockholder shall use their reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

                  7.2. Business Operations. The Acquired Companies and the Subsidiaries shall operate their businesses in the ordinary course and substantially in the manner conducted as of the date hereof. The Acquired Companies and the Stockholder shall use their reasonable best efforts to preserve the business of the Acquired Companies and the Subsidiaries intact, to keep available to Purchaser the services of their officers, agents and independent contractors and to preserve for Purchaser their relationships with their suppliers, licensees, distributors, eye care professionals, customers and others having business relationships with it. Neither the Acquired Companies nor the Stockholder shall take any action that would, individually or in the aggregate, result in a Material Adverse Effect.

                  7.3. Access. The Acquired Companies and the Stockholder shall, at reasonable times during normal business hours and on reasonable notice, permit Purchaser and its authorized representatives, access to, and make available for inspection, all of the assets and properties of the Acquired Companies and the Subsidiaries, including their employees, customers and suppliers, and permit Purchaser and its authorized representatives to inspect and, at Purchaser's sole cost and expense, make copies of all documents, records and information with respect to the affairs of the Acquired Companies and the Subsidiaries as Purchaser and its representatives may request.

                  7.4. Notification of Certain Matters. The Acquired Companies and the Stockholder shall promptly inform Purchaser in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by any of them subsequent to the date of this Agreement and prior to the Closing Date under any Commitment material to the Acquired Companies' condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in the Acquired Companies' condition (financial or otherwise), operations, assets, liabilities or business.

                  7.5. Approvals of Third Parties. As soon as practicable after the date hereof, the Acquired Companies and the Stockholder shall secure all necessary approvals and consents of Governmental Authorities to the consummation of the transactions contemplated hereby and shall use their best efforts to secure all necessary approvals and consents of other third parties to the consummation of the transactions contemplated hereby.

                  7.6.     Employee Matters. Except as set forth in Schedule
3.11 or as otherwise contemplated by this Agreement, the Acquired Companies shall not, without the prior written approval of Purchaser, except as required by law or in the ordinary course of business:

                           a.       increase the cash compensation of any
directors, officers or employees of the Acquired Companies or the Subsidiaries (other than in the ordinary course of business and consistent with past practice);

                           b.       adopt, amend or terminate any (i)
Compensation Plan; (ii) Employment Agreement; (iii) Employee Policies and Procedures; or (iv) Employee Benefit Plan;

                           c.       take any action that could deplete the
assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

                           d.       fail to pay any premium or contribution due
or with respect to any Employee Benefit Plan;

                           e.       fail to file any return or report with
respect to any Employee Benefit Plan;

                           f.       institute, settle or dismiss any employment
litigation except as could not, individually or in the aggregate, result in a Material Adverse Effect;

                           g.       enter into, modify, amend or terminate any
agreement with any union, labor organization or collective bargaining unit; or

                           h.       take or fail to take any action with respect
to any past or present employee of the Acquired Companies or the Subsidiaries that would, individually or in the aggregate, result in a Material Adverse Effect.

                  7.7. Contracts. The Acquired Companies shall not, without the prior written approval of Purchaser, assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale in excess of $20,000, except in the ordinary course of business nor shall it waive any material right or cancel any material contract, debt or claim, nor shall it alter any Commitment in any material respect.

                  7.8. Capital Assets; Payments of Liabilities. The Acquired Companies shall not, without the prior written approval of Purchaser (a) acquire or dispose of any capital asset having a fair market value of $20,000 or more, or acquire or dispose of any capital asset outside of the ordinary course of business or (b) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements or (ii) current liabilities and obligations incurred in the usual and ordinary course of business since the Acquired Companies Balance Sheet Date and, in either case (i) or (ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

                  7.9. Mortgages, Liens and Guaranties. The Acquired Companies shall not, without the prior written approval of Purchaser, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets (other than statutory liens arising in the ordinary course of business and other liens that do not materially detract from the value or interfere with the use of such assets), whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any person.

                  7.10.    [RESERVED]

                  7.11. Distributions and Repurchases. No distribution, payment or dividend of any kind will be declared or paid by the Acquired Companies with respect of its capital stock, nor will any repurchase of any of the Acquired Companies' capital stock be approved or effected.

                  7.12. Stock Options. All outstanding options to purchase or acquire shares of Company Common Stock shall be cancelled and any agreements with respect to such options shall be terminated.

                  7.13. Retained Equity. The Acquired Companies shall not, and the Stockholder shall not permit the Acquired Companies to, make payment of all or any portion of any retained equity of the Acquired Companies at any time prior to Closing.

                  7.14. Termination of Retirement Plans. Prior to Closing, the Stockholder shall cause the Acquired Companies to take all steps necessary to discontinue benefit accruals under any Employee Benefit Plan and to terminate their participation in all such plans effective as of Closing or as soon thereafter as may be practical.

                  7.15. Delivery of Schedules. The Acquired Companies and the Stockholder shall deliver to Purchaser all Schedules required to be delivered by them prior to the Closing.

                  7.16. Approval of Lender and Release. The Acquired Companies and the Stockholder shall secure the consent and approval of its senior lender, Foothill Capital Corporation, to the transactions contemplated hereby and the release of all liens held by such lender on the assets and capital stock of the Acquired Companies.

         8. COVENANTS OF PURCHASER. Purchaser agrees that between the date hereof and the Closing:

                  8.1. Consummation of Agreement. Purchaser shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

                  8.2. Approvals of Third Parties. Purchaser shall use its best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

                  8.3. Access. Purchaser shall, at reasonable times during normal business hours and on reasonable notice, permit Stockholder and its authorized representatives, access to, and make available for inspection, all of the assets and properties of Purchaser, including their employees, customers and suppliers, and permit Stockholder and its authorized representatives to inspect and, at Stockholder's sole cost and expense, make copies of all documents, records and information with respect to the affairs of the Purchaser as Stockholder and its representatives may request.

                  8.4. Notification of Certain Matters. Purchaser shall promptly inform Purchaser in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by any of them subsequent to the date of this Agreement and prior to the Closing Date under any obligation material to the Purchaser's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in the Purchaser's condition (financial or otherwise), operations, assets, liabilities or business.

                  8.5. 401(k) Contributions. If pursuant to the terms of the Stockholder's 401(k) plan the Stockholder matches contributions made by the Stockholders' employees pursuant to such plan, then the Stockholder shall give the Purchaser written notice of the amount of such matching contribution and the Purchaser shall reimburse the Stockholder for such matching contributions related to 1997 for those employees of the Acquired Companies who were participating in such plan prior to the Closing Date. The Stockholder represents and the Purchaser acknowledges that the amount of the matching contributions through November 30, 1997 is $22,876.92. In the event any of such contributions reimbursed by the Purchaser are forfeited by an employee of the Acquired Companies, the Stockholder agrees to reimburse the Purchaser for the amount paid by it promptly upon the forfeiture thereof.

         9. COVENANTS OF PURCHASER, THE ACQUIRED COMPANIES AND THE STOCKHOLDER. Purchaser, the Acquired Companies and the Stockholder agree as follows:

                  9.1. Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to attach, supplement or amend promptly the Schedules with respect to any matter that would have been or would be required to be set forth or described in the Schedules in order to not breach any representation, warranty or covenant of such party contained herein; provided that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to the Acquired Companies or the Assets may be made unless Purchaser consents to such amendment or supplement, and no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to Purchaser may be made unless the Acquired Companies and the Stockholder consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 10.1 and
11.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 9.1. In the event that the Acquired Companies are required to amend or supplement a Schedule in accordance with this Section 9.1 and Purchaser does not consent to such amendment or supplement, or Purchaser is required to amend or supplement a
Schedule in accordance with this Section 9.1 and the Acquired Companies and the Stockholder do not consent, this Agreement shall be deemed terminated by mutual consent as set forth in Section 15.1(d) or Section 15.1(e) as appropriate.

                  9.2. Fees and Expenses. Each of the parties shall pay the costs and expenses of their own advisors with respect to legal, accounting and other professional services rendered in connection with the preparation, negotiation and consummation of this Agreement, provided, however, all such costs and expenses incurred by the Acquired Companies shall be paid for by the Stockholder.

                  9.3.     Tax Matters.

                           a.       Returns. The Acquired Companies and the
Subsidiaries shall duly and timely file all Tax Returns required to be filed on or before the Closing Date and duly and timely pay all taxes shown on such Tax Returns to be due.

                           b.       Tax Sharing Agreements. Any tax sharing
agreement between the Acquired Companies or any of the Subsidiaries and any other party shall be terminated as of the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year or a past year).

                           c.       Audits. The Stockholder will allow Purchaser
and its counsel to participate, at their expense, in any audits of the consolidated federal income tax returns of the Acquired Companies and the Subsidiaries. The Stockholder will not settle any such audit without the prior written consent of Purchaser.

         10. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions precedent:

                  10.1. Representations and Warranties. The representations and warranties of the Acquired Companies and the Stockholder contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

                  10.2. Covenants. The Acquired Companies and the Stockholder shall have performed and complied with all covenants required by this Agreement to be performed and complied with by the Acquired Companies or the Stockholder prior to the Closing Date.

                  10.3. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

                  10.4. No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of the Acquired Companies shall have occurred since the Acquired Companies Balance Sheet Date, whether or not such change shall have been caused by the deliberate act or omission of the Acquired Companies or the Stockholder. For purposes hereof, the termination of the employment relationship of Bernard Spier, M.D. and Charles Crane, M.D. with Northern New Jersey Eye Institute, P.A. will not be considered a material adverse change.

                  10.5. Government Approvals and Required Consents. The Acquired Companies, the Stockholder and Purchaser shall have obtained all necessary government and other third-party approvals and consents (other than consents technically required as a result of the transactions contemplated hereby under the terms of managed care contracts to which the Acquired Companies or any of its employees are a party).

                  10.6. Closing Deliveries. Purchaser shall have received all documents and agreements, duly executed and delivered in form reasonably satisfactory to Purchaser, referred to in Section 12.1.

                  10.7. Exemption Under Securities Laws. The transfer of Purchaser's Securities to the Stockholder as contemplated in this Agreement shall qualify for one or more exemptions from registration under state and federal securities laws. Purchaser shall pay all filing fees in connection with any filing required to qualify the transfer of the Securities for such exemption(s).

                  10.8. Approval of Purchaser's Board of Directors. Purchaser shall have received the approval of its Board of Directors.

         11. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED COMPANIES AND THE STOCKHOLDER. Except as may be waived in writing by the Acquired Companies and the Stockholder, the obligations of the Acquired Companies and the Stockholder hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions precedent:

                  11.1. Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

                  11.2. Covenants. Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

                  11.3. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

                  11.4. Government Approvals and Required Consents. The Acquired Companies the Stockholder and Purchaser shall have obtained all necessary government and other third-party approvals and consents (other than consents technically required as a result of the transactions contemplated hereby under the terms of managed care contracts to which the Acquired Companies or any of its employees are a party).

                  11.5. Closing Deliveries. The Acquired Companies and the Stockholder shall have received all documents, instruments and agreements, duly executed and delivered in form reasonably satisfactory to the Acquired Companies, referred to in Section 12.2.

                  11.6. No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of the Purchaser shall have occurred since the Effective Date, whether or not such change shall have been caused by the deliberate act or omission of Purchaser.

                  11.7. Consent of Lender. The Acquired Companies and Stockholder shall have received the approval of its senior lender, Foothill Capital Corporation and a release of all of such lender's liens against the Acquired Companies.

                  11.8. Approval of Stockholder's Board of Directors. The Stockholder shall have received the approval of its Board of Directors.

         12.      CLOSING DELIVERIES.

                  12.1. Deliveries of the Acquired Companies and the Stockholder. At Closing, the Acquired Companies or the Stockholder, as appropriate, shall deliver to Purchaser the following, all of which shall be in a form reasonably satisfactory to Purchaser:

                           a.       certificates representing all of the issued
and outstanding shares of Company Common Stock, duly endorsed in blank by the Stockholder or accompanied by duly endorsed stock powers in blank, with all necessary transfer tax and other revenue stamps, acquired at the Stockholder's expense, affixed and cancelled. The Stockholder agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the Acquired Companies Common Stock or with respect to the stock powers accompanying any Company Common Stock;

                           b.       a copy of resolutions of the Boards of
Directors of the Acquired Companies authorizing the execution, delivery and performance of this Agreement and all other documents and agreements to be executed in connection herewith, certified by the Secretary of the Acquired Companies as being true and correct copies of the originals thereof subject to no modifications or amendments;

                           c.       a certificate of an officer of the Acquired
Companies and the Stockholder, dated the Closing Date, certifying the truth and accuracy of their respective representations and warranties contained herein, on and as of the Closing Date;

                           d.       a certificate of an officer of the Acquired
Companies and the Stockholder, dated the Closing Date certifying (i) the performance of and compliance by them with all covenants contained herein on and as of the Closing Date and (ii) that all conditions precedent of the Acquired Companies and the Stockholder to the Closing have been satisfied;

                           e.       a certificate of an officer of the Acquired
Companies dated the Closing Date, certifying the incumbency and signatures of each officer who has executed documents delivered pursuant to the Agreement on behalf of the Acquired Companies;

                           f.       a certificate, dated within fifteen (15)
days prior to the Closing Date, of the Secretary of State of the state of incorporation for the Acquired Companies and each of the Subsidiaries establishing that such corporations are in existence, have paid all franchise or similar taxes, and are in good standing to transact business in their respective states of organization;

                           g.       certificates, if applicable, dated within
fifteen (15) days prior to the Closing Date, of the Secretaries of State of the states in which the Acquired Companies and each of the Subsidiaries are qualified to do business, to the effect that such corporations are qualified to do business and in good standing as foreign corporations in each of such states;

                           h.       an opinion of counsel to the Acquired
Companies and Stockholder, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 12.1(h), (which may be relied upon by Purchaser, its counsel and its underwriters in connection with any registration statement filed by Purchaser);

                           i.       if applicable, all authorizations, consents,
permits and licenses referenced in Section 3.6;

                           j.       the resignations of the directors and
officers of the Acquired Companies and each of the Subsidiaries effective immediately upon Closing;

                           k.       an executed Stock Distribution Agreement
between Purchaser and the Stockholder in substantially the form attached hereto as Exhibit 12.1(k);

                           l.       an executed Escrow Agreement, if applicable,
in substantially the form attached hereto as Exhibit 12.1(l);

                           m.       an executed Employment Agreement between
Purchaser and each of Mark Gordon, Ellen Gordon and Howard Levin in substantially the form attached hereto as Exhibit 12.1(m);

                           n.       a new lease or leases or assignments of
existing leases between the landlords under each lease for real property described on Schedule 3.15(c) and Purchaser in form and substance reasonably satisfactory to Purchaser;

                           o.       the consent of Foothill Capital Corporation
to the transaction and its release of all liens on the assets and capital stock of the Acquired Companies;

                           p.       a termination agreement executed between the
Stockholder and each of Mark Gordon, O.D., Ellen Gordon and Howard Levin, O.D., which termination agreement shall terminate such individuals' employment agreements with the Stockholder and permit such individuals to participate in the Business; and

                           q.       such other instrument or instruments of
transfer prepared by Purchaser as shall be necessary or appropriate, as Purchaser or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

                  12.2. Deliveries of Purchaser. At Closing, Purchaser shall deliver to the Stockholder the following, all of which shall be in a form reasonably satisfactory to the Stockholder:

                           a.       the Stock Purchase Consideration;

                           b.       a copy of the resolutions of the Board of
Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and all other documents and agreements to be executed in connection herewith, certified by the Secretary of Purchaser as being true and correct copies of the originals thereof subject to no modifications or amendments;

                           c.       a certificate of an officer of Purchaser,
dated the Closing Date, certifying the truth and accuracy of the representations and warranties of Purchaser contained herein, on and as of the Closing Date;

                           d.       a certificate of an officer of Purchaser,
dated the Closing Date, certifying (i) the performance and compliance by Purchaser with all covenants contained herein on and as of the Closing Date and
(ii) that all conditions precedent of Purchaser to the Closing have been satisfied;

                           e.       a certificate of an officer of Purchaser,
dated the Closing Date, certifying the incumbency and signatures of each officer who has executed documents delivered pursuant to the Agreement on behalf of Purchaser;

                           f.       a certificate, dated within fifteen (15)
days prior to the Closing Date, of the Secretary of State of the State of Florida establishing that Purchaser is in existence, has paid all franchise or similar taxes, if any, and is in good standing to transact business in such state;

                           g.       certificates, dated within fifteen (15) days
prior to the Closing Date, of the Secretary of State of each state in which Purchaser is qualified to do business, to the effect that Purchaser is qualified to do business and is in good standing as a foreign corporation in each of such states;

                           h.       an opinion of Shumaker, Loop & Kendrick,
LLP, counsel to Purchaser, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 12.2(h);

                           i.       an executed Stock Distribution Agreement;

                           j.       an executed Escrow Agreement, if applicable;

                           k.       an executed Employment Agreement between
Purchaser and each of Mark Gordon, Ellen Gordon and Howard Levin; and

                           l.       such other instrument or instruments of
transfer, prepared by the Acquired Companies or the Stockholder as shall be necessary or appropriate, as the Acquired Companies, the Stockholder or their counsel shall reasonable request, to carry out and effect the purpose and intent of this Agreement.

         13.      POST CLOSING MATTERS.

                  13.1. Further Instruments of Transfer. From and after the Closing Date, at the request of Purchaser and at the Stockholder's sole cost and expense, the Stockholder shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

                  13.2. Disclosure. From and after the Closing, at the request of Purchaser, the Stockholder agrees to provide all information which Purchaser may from time to time request concerning themselves, the Acquired Companies and the transactions contemplated hereby for inclusion in any registration statement or other filing made by Purchaser under the Securities Act or the Exchange Act at no additional cost to Purchaser. The Stockholder covenants and agrees that all such information shall be true and correct when made and shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein contained not misleading.

                  13.3. Accountants' Consent. From and after the Closing, at the request of Purchaser, the Stockholder agrees to request KPMG Peat Marwick LLP to consent to the inclusion of the financial statements of the Acquired Companies and the Subsidiaries for the fiscal years ended December 31, 1995, 1996 and 1997 in any registration statement or other filing made by Purchaser under the Securities Act or the Exchange Act; provided, however, the Stockholder shall not be responsible for any fees of KPMG Peat Marwick LLP with respect to any work performed on any such financial statements, which specifically relates to the inclusion of such financial statements in any such registration statement or other filing made by Purchaser.

                  13.4.    Release of Stockholder Guaranty. Within the ninety
(90) day period immediately following the Closing Date, Purchaser agrees to use its reasonable best efforts to assist Stockholder in obtaining a release of Stockholder's guarantee of that certain Master Lease Agreement between Hillside Finance International LLC and LSI dated June 27, 1996, including Purchaser's agreement to provide a guarantee of such obligation.

         14.      REMEDIES.

                  14.1. Indemnification by the Stockholder. Subject to the terms and conditions of this Agreement, the Stockholder agrees to indemnify, defend and hold Purchaser and its directors, officers, members, managers, employees, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages") asserted against or incurred by Purchaser or any of such individuals (including, but not limited to, any reduction in payments to or revenues of the Acquired Companies), arising out of or resulting from:

                           a.       a breach of any representation, warranty or
covenant of the Acquired Companies or the Stockholder contained herein or in any schedule or certificate delivered hereunder, disregarding for purposes hereof any materiality qualifications contained therein to the extent such materiality qualifications, when taken as a whole, represent a material breach of this Agreement by the Acquired Companise or the Stockholder;

                           b.       any liability under the Securities Act, the
Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Stockholder, the Acquired Companies or the Subsidiaries and provided to Purchaser or its counsel by them specifically for inclusion in a registration statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or any other filing made pursuant to the Exchange Act, or
(ii) arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Stockholder, the Acquired Companies or the Subsidiaries required to be stated therein or necessary to make the statements therein not misleading, and not provided to Purchaser or its counsel by the Acquired Companies or the Stockholder;

                           c.       any liability arising from any alleged
unlawful sale or offer to sell or transfer any of the Common Stock by the Stockholder; or

                           d.       notwithstanding anything herein to the
contrary, any liability arising from any claim by Northern New Jersey Eye Institute, P.A. or any stockholder of or physician employed by Northern New Jersey Eye Institute, P.A. that such entity, stockholder or physician was fraudulently induced into entering into the Services Agreement, and any liability incurred or arising from any breach by the Acquired Companies of the Services Agreement and which breach arose on or before the Closing Date, and any liability incurred or arising from the unenforceability of the Services Agreement due to actions or inactions by the Stockholder or the Acquired Companies which occurred on or before the Closing Date.

                  14.2. Indemnification by Purchaser. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to indemnify, defend and hold the Stockholder harmless from and against all Damages asserted against or incurred by them arising out of or resulting from:

                           a.       a breach by Purchaser of any representation,
warranty or covenant of Purchaser contained therein or in any schedule or certificate delivered hereunder;

                           b.       except as specifically set forth herein,
Purchaser's failure to satisfy obligations and liabilities of the Acquired Companies; and

                           c        any liability under the Securities Act, the
Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Purchaser, contained in any preliminary prospectus, registration statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact relating to Purchaser (including the subsidiaries), required to be stated therein or necessary to make the statements therein not misleading.

                  14.3. Conditions of Indemnification. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                           a.       A party claiming indemnification under this
Agreement (an "Indemnified Party") shall promptly (and, in any event, at least ten (10) days prior to the due date for any responsive pleadings, filings or other documents) (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 14.6, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of such claim. Within thirty (30) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 16 with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                  If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this
Section 14.3. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to Section 14.3(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and upon written notification thereof, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party.

                  b. If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 14.3(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 14.3(b) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 14 and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnifying Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control any defense or settlement controlled by the Indemnified Party pursuant to this
Section 14.3(b), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Party has been advised by counsel that there may be one or more legal defenses available to the Indemnified Party, then the Indemnifying Party may employ separate counsel and upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Party.

                  c. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within sixty (60) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by mediation or arbitration as provided in Section 18.1 if the parties do not reach a settlement of such dispute within thirty (30) days after notice of a dispute is given.

                  d. Payments of all amounts owing by an Indemnifying Party pursuant to this Article 14 relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 14.3(d) shall be made within thirty (30) days after the later of (i) the expiration of the sixty (60) day Indemnity Notice period or (ii) the expiration of the period for appeal, if any, of a final adjudication or arbitration of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

         14.4. Exclusivity of Remedies. The remedies provided in this Agreement shall be exclusive of any other rights or remedies available to one party against the other, either at law or in equity; provided however such remedies shall not be exclusive as to any claim based on fraud or any claim under Section 16 of this Agreement. This Article 14 regarding indemnification shall survive Closing.

                  14.5. Costs, Expenses and Legal Fees. Each party hereto agrees to pay the costs and expenses (including attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement, or (b) proving that another party breached any of the terms of this Agreement.

                  14.6. Indemnification Limitations. Notwithstanding the provisions of Sections 14.1 and 14.2, no party shall be required to indemnify another notice of party with respect to a breach of a representation, warranty or covenant unless the notice of claim for indemnification is delivered within eighteen (18) months after the Closing Date, except that a claim for indemnification for a breach of the representations and warranties contained in Sections 3.3 and 4.1, may be made at any time, and a claim for indemnification for a breach of the representations and warranties contained in Section 3.19 may be made at any time within the applicable statute of limitations.

                  14.7. Tax Benefits; Insurance Proceeds. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

                  14.8. Indemnification Basket. No duty of indemnification shall arise under Section 14 of this Agreement unless and until the amount of Damages of the Indemnified Party exceeds one percent (1%) of the aggregate Stock Purchase Consideration and then such liability shall be limited to Damages in aggregate in excess of one percent (1%) of the aggregate Stock Purchase Consideration.

         15.      TERMINATION.

                  15.1.    Termination.  This Agreement may be terminated:

                           a.       at any time prior to the Closing Date by
mutual written agreement of all parties;

                           b.       at any time prior to the Closing Date by
Purchaser, by written notice to the Stockholder, if any representation or warranty of the Acquired Companies or the Stockholder contained in this Agreement or in any certificate or other document executed and delivered by the Acquired Companies or the Stockholder pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Acquired Companies or the Stockholder fail to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt of written notice thereof;

                           c.       at any time prior to the Closing Date by the
Stockholder, by written notice to Purchaser, if any representation or warranty of Purchaser contained in this Agreement is or becomes untrue in any material respect or if Purchaser fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt or written notice thereof;

                           d.       by Purchaser, by written notice to the
Stockholder, in the event the conditions precedent set forth in Article 11 of this Agreement have not been satisfied or waived by December 31, 1997;

                           e.       by the Stockholder, by written notice to the
Purchaser, in the event the conditions precedent set forth in Article 10 of this Agreement have not been satisfied or waived by December 31, 1997; or

                           f.       by either party, by written notice to the
other, if the Closing shall not have occurred on or prior to ten business days following the satisfaction or waiver of all conditions precedent to Closing.

                  15.2. Effect of Termination. In the event this Agreement is terminated pursuant to Section 15.1, this Agreement shall be null and void and of no further force and effect except that Purchaser, the Acquired Companies and the Stockholder shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity, subject to the limitations set forth in Section 14.1.

         16.      NON-COMPETITION AND CONFIDENTIALITY COVENANTS.

                  16.1.    The Stockholder's Non-Competition Covenant.

                           a.       The Stockholder recognizes that their
covenants contained in this Section 16.1 are an essential part of this Agreement and that, but for the agreement of the Stockholder to comply with such covenants, Purchaser would not have entered into this Agreement. The Stockholder acknowledges and agrees that their covenant not to compete is necessary to ensure the continuation of the Business (as defined below) and is necessary to protect the reputation of Purchaser, and that irreparable and irrevocable harm and damage will be done to Purchaser if the Stockholder competes with Purchaser. The Stockholder accordingly agrees that for a period of five (5) years from the Closing Date, it shall not:

                                    i)       directly or indirectly, either as
principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for their own benefit or for the benefit of any other person or entity knowingly (A) hire, attempt to hire, contact or solicit with respect to hiring any employee of Purchaser (or of any of its direct or indirect subsidiaries) or (B) induce or otherwise counsel, advise or encourage any employee of Purchaser (or of any of its direct or indirect subsidiaries) to leave the employment of Purchaser;

                                    ii)      act or serve, directly or
indirectly, as a principal, agent, independent contractor, consultant, director, officer, employee, employer or advisor or in any other position or capacity with or for, or acquire a direct or indirect ownership interest in or otherwise conduct (whether as stockholder, partner, investor, joint venturer, or as owner of any other type of interest), any Competing Business as such term is defined herein; provided, however, that this clause (ii) shall not prohibit Stockholder from being the owner of up to 1% of any class of outstanding securities of any company or entity if such class of securities is publicly traded; or

                                    iii)     directly or indirectly, either as
principal, agent, independent, contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for their own benefit or for the benefit of any other person or entity, call upon or solicit any customers or clients of the Business for the purpose of providing management services to eye care professionals or providing managed care services to third party payors or eye care professionals.

                           b.       For the purposes of this Section 16.1, the
following terms shall have the meanings set forth below:

                                    i)       "Business" shall mean providing
management services to eye care professionals and providing managed care services to third party payors or eye care professionals.

                                    ii)      "Competing Business" shall mean an
individual, business, corporation, association, firm, undertaking, company, partnership, joint venture, organization or other entity that either (A) conducts a business substantially similar to the Business within any State where the Acquired Companies or the Subsidiaries engage in business, or (B) provides or sells a service which is the same or substantially similar to, or otherwise competitive with the services provided by the Business within any State where the Acquired Companies or the Subsidiaries engage in business.

                           c.       Should any portion of this Section 16.1 be
deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Stockholder hereunder, and only in such event, then the Stockholder and Purchaser consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

                           d.       This covenant shall be construed as an
agreement ancillary to the other provisions of this Agreement, and the existence of any claim or cause of action of a Stockholder against Purchaser, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser of this covenant. Without limiting other possible remedies to Purchaser for breach of this covenant, the Stockholder agrees that injunctive or other equitable relief will be available to enforce the covenants of this provision, such relief to be without the necessity of posting a bond, cash or otherwise. The Stockholder and Purchaser further expressly acknowledge that the damages that would result from a violation of this non-competition covenant would be impossible to predict with any degree of certainty, and agree that liquidated damages in the amount of Stock Purchase Consideration is reasonable in light of the severe harm to the Business and Purchaser which would result in the event that a violation of this non-competition covenant were to occur.

                  16.2. The Stockholder's Confidentiality Covenant. From the date hereof, the Stockholder shall not, directly or indirectly, use for any purpose, or disclose to any third party, any information of Purchaser or the Acquired Companies, as appropriate (whether written or oral), including any business management or economic studies, customer lists, proprietary forms, proprietary business or management methods, marketing data, fee schedules, or trade secrets of Purchaser or of the Acquired Companies, as applicable, and including the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Notwithstanding the foregoing, the Stockholder may disclose information that they can establish (a) is or becomes generally available to and known by the public or optometric community (other than as a result of an unpermitted disclosure directly or indirectly by the Stockholder or its Affiliates, advisors or representatives);
(b) is or becomes available to such Stockholder on a nonconfidential basis from a source other than Purchaser, the Acquired Companies or their respective Affiliates, advisors or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to Purchaser, the Acquired Companies or their respective Affiliates, advisors or representatives of which such Stockholder has knowledge; or (c) has already been or is hereafter independently acquired or developed by such Stockholder without violating any confidentiality agreement with or other obligation of secrecy to Purchaser, the Acquired Companies or their respective Affiliates, advisors or representatives. Without limiting the other possible remedies to Purchaser for the breach of this covenant, the Stockholder agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash or otherwise. The Stockholder further agrees that if any restriction contained in this Section 16.2 is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and the remaining restrictions contained herein shall be enforced independently of each other.

                  16.3.    Survival. The parties acknowledge and agree that this
Article 16 shall survive the Closing of the transactions contemplated herein.

         17.      DISPUTES.

                  17.1. Mediation and Arbitration. Any dispute, controversy or claim (excluding claims arising out of an alleged breach of Article 16 of this Agreement) arising out of this Agreement, or the breach thereof, that cannot be settled through negotiation shall be settled (a) first, by the parties trying in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the AAA (such mediation session to be held in Tampa, Florida, and to commence within 15 days of the appointment of the mediator by the AAA), administered by the AAA under its Commercial Arbitration Rules (such arbitration to be held in Tampa, Florida, before a single arbitrator and to commence within 15 days of the appointment of the arbitrator by the AAA), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         18.      MISCELLANEOUS

                  18.1. Taxes. The Stockholder shall pay all transfer taxes, sales and other taxes and charges, if any, which may become payable in connection with the transactions and documents contemplated hereunder. Notwithstanding the foregoing, Purchaser shall pay all transfer taxes, sales and other taxes and charges imposed by the State of Florida, if any, which may become payable in connection with the transactions and documents contemplated hereunder.

                  18.2. Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement or any document contemplated by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

                  18.3. Parties Bound. Except to the extent otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder.

                  18.4. Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

                  If to Purchaser addressed to:

                           Vision Twenty-0ne, Inc.
                           7209 Bryan Dairy Road
                           Largo, Florida  33777
                           Facsimile No.: (813) 545-4419
                           Attn:  Richard T. Welch

                  With copies to:

                           Shumaker, Loop & Kendrick
                           Post Office Box 172609
                           101 E. Kennedy Boulevard, Suite 2800
                           Tampa, Florida  33672-0609
                           Facsimile No. (813) 229-1660
                           Attn:  Darrell C. Smith, Esquire

                  If to the Acquired Companies or the Stockholder addressed to:

                           LaserSight Incorporated
                           12161 Lackland Road
                           St. Louis, MO  63146
                           Attn: Michael R. Farris, Chief Executive Officer

                  With copies to:

                           Sonnenschein Nath & Rosenthal
                           One Metropolitan Square
                           Suite 3000
                           St. Louis, Missouri 63102
                           Facsimile No. (314) 259-5959
                           Attn:  Alan Bornstein, Esquire

or to such other address as such party may have given to the other parties by notice pursuant to this Section 18.4. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

                  18.5. Choice of Law. This Agreement shall be construed, interpreted, and the rights of the parties determined in accordance with, the laws of the State of Florida except with respect to matters of law concerning the internal affairs of any corporate or partnership entity which is a party to or the subject of this Agreement, and as to those matters the law of the state of incorporation or organization of the respective entity shall govern.

                  18.6. Entire Agreement; Amendments and Waivers. This Agreement, together with the documents contemplated by this Agreement and all Exhibits and Schedules hereto and thereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of any of the provisions of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  18.7. Confidentiality Agreements. The provisions of any prior confidentiality agreements and letters of intent between or among Purchaser, the Acquired Companies and the Stockholder, as amended, shall terminate and cease to be of any force or effect at and upon the Closing.

                  18.8. Assignment. This Agreement may not be assigned by operation of law or otherwise except that Purchaser shall have the right to assign this Agreement, at any time, to any Affiliate or direct or indirect wholly-owned subsidiary.

                  18.9. Attorneys' Fees. Except as otherwise specifically provided herein, if any action or proceeding is brought by any party with respect to this Agreement or the other documents contemplated with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation or arbitration, including, without limitation, attorneys' fees, to be paid by the losing party, in such amounts as may be determined by the court having jurisdiction of such action or proceeding or by the arbitrators deciding such action or proceeding.

                  18.10. Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such other actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder for the purposes of this Agreement.

                  18.11. Announcements and Press Releases. Any press releases or any other public announcements concerning this Agreement or the transactions contemplated hereunder shall be approved in advance by Purchaser and the Stockholder; provided, however, that such approval shall not be unreasonably withheld and if any party reasonably believes that it has a legal obligation to make a press release and the consent of the other party cannot be obtained, then the release may be made without such approval.

                  18.12. No Tax Representations. Each party acknowledges that it is relying solely on its advisors to determine the tax consequences of the transactions contemplated hereunder and that no representation or warranty has been made by any party as to the tax consequences of such transactions except as otherwise specifically set forth in this Agreement.

                  18.13. No Rights as Stockholder. The Stockholder shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate evidencing such shares. Except as otherwise provided in the Agreement, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date any stock certificate is issued.

                  18.14. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  18.15. Headings. The headings of the several articles and sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  18.16. Severability. Each article, section and subsection of this Agreement constitutes a separate and distinct undertaking, covenant or provision of this Agreement. If any such provision shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                             MEC HEALTH CARE, INC.


                                             By: /s/  Gregory L. Wilson
                                                 ------------------------------
                           (Name)
                                             Vice President
                                             ----------------------------------
                           (Title)


                                             LSI ACQUISITION, INC.


                                             By: /s/ Michael R. Farris
                                                 ------------------------------
                           (Name)
                                             President and CEO
                                             ----------------------------------
                           (Title)



                                             LASERSIGHT INCORPORATED

                                             By: /s/ Michael R. Farris
                                                 ------------------------------
                           (Name)
                                             President and CEO
                                             ----------------------------------
                           (Title)


                                             VISION TWENTY-ONE, INC.

                                             By: /s/ Richard T. Welch
                                                 ------------------------------
                           (Name)
                                             Chief Financial Officer
                                             ----------------------------------
                           (Title)